June 9, 2008
Securities & exchange
Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

RE:	American Depositary Shares
evidenced by the American Depositary
Receipts for Ordinary Shares, par value
one Russian Ruble each of OJSC Polyus
Gold (File No. 333-135391)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts (ADRs)
are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in the number American
Depositary Shares represented by
ordinary shares (the Ratio).

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate for OJSC
Polyus Gold.

The Prospectus has been revised to
reflect the new Ratio, and has been
overstamped with:

Effective June 10, 2008, the ratio on
the American Depositary Share
(ADS) evidenced by American
Depositary Receipt (ADR) has been
changed from one (1) ADS
representing one (1) Deposited
Share to two (2) ADSs representing
one (1) Deposited Share.

Attached to this letter is a copy of a
letter from OJSC Polyus Gold to The
Bank of New York requesting that the
Ratio be changed.

Please contact me with any questions or
comments at (954) 255-5137.

By:/s/ SAMMY PEERMAL
Name:	Sammy Peermal
Title:	Vice President

Encl.





The Bank of New York Mellon
101 Barclay Street, 22W, New York, NY 10286